                                                                    EXHIBIT 99.1

FINANCIAL CONTACT:         JAMES S. GULMI (615) 367-8325
MEDIA CONTACT:             CLAIRE S. MCCALL (615) 367-8283



                GENESCO REPORTS SECOND QUARTER SALES AND EARNINGS


NASHVILLE, Tenn., Aug. 21, 2003 - Genesco Inc. (NYSE: GCO) today reported a net loss of $891,000, or ($0.04) per share, for the second quarter ended August 2, 2003, compared with net earnings of $4.0 million, or $0.17 per diluted share, for the second quarter last year. These results, which were better than expectations, include a net loss of $0.08 per diluted share related to the redemption of $103 million of Convertible Subordinated Notes during the quarter. Excluding the refinancing-related expenses, the Company reported earnings per diluted share of $0.03 (see Table 3). Net sales for the quarter were $179 million compared to $175 million for the second quarter of fiscal 2003.

         The notes were called for redemption on June 24, 2003, upon completion of the sale by the Company of $86 million of Convertible Subordinated Debentures due 2023. The Company previously announced that the incremental net interest expense while both issues were outstanding during the 30-day call period for the Notes, and the loss on early retirement of the Notes (consisting of unamortized deferred note expense and redemption premium) would reduce diluted earnings per share for the quarter by $0.08.

         Genesco President and Chief Executive Officer Hal N. Pennington, said, "Our better than expected results for the quarter were primarily driven by stronger comps at Journeys and a continued robust performance at Underground Station. Both of these chains had a solid start on back-to-school, and their positive momentum late in the quarter has continued into August. Journeys' same store sales declined 1% for the quarter, which was better than the 3% decline we had expected. Underground Station posted a 9% same store sales increase, on top of 19% in the second quarter last year. We believe that both these businesses are well positioned for the second half.

                                     -more-

         "Although Johnston & Murphy faces continuing short-term challenges, we saw in the second quarter some encouraging indications that the turnaround there is working. Same store sales in Johnston & Murphy retail increased 2% for the quarter.

            "Both the Jarman retail stores and Dockers Footwear performed below expectations. Jarman's same store sales declined 14%, reflecting its inability to participate in the women's and fashion athletic trends that are leading both Journeys' and Underground Station's strong early season performance. Dockers' performance continues to reflect conditions in its market segment as well as lower than expected sell-throughs in one of its product lines. Primarily because of these businesses and the continuing challenges at Johnston & Murphy, we believe it is prudent to adopt a more conservative outlook for the second half of the year."

            The Company now expects third quarter sales to range from $222 million to $226 million and earnings per share to range from $0.40 to $0.43. For the fourth quarter, the Company expects sales to range from $265 million to $269 million and earnings per share to range from $0.83 to $0.89. For fiscal 2004, it expects sales to range from $859 million to $867 million and earnings per share to range from $1.42 to $1.50, excluding the loss on early retirement of debt associated with the second quarter refinancing, or from $1.34 to $1.42 per share, including the loss on early retirement. The Company's earnings per share expectations for both quarters and for the year reflect changes in the number of shares deemed to be outstanding due to the issuance of the Convertible Subordinated Debentures.

            Pennington concluded, "We move into the second half of the year with a strong balance sheet and positive momentum at Journeys and Underground Station, and while we still have work to do at Johnston & Murphy, we believe our strategies are sound and we continue to see progress. At the same time, we are responding to the current challenges we are facing in our Jarman stores and at Dockers and we are committed to improving those businesses. We remain focused on long-term growth and profitability in all of these divisions."

            This release contains forward-looking statements, including those regarding the Company's sales and earnings outlook and all other statements not addressing solely historical facts or present conditions. Actual results could turn out materially different from the expectations reflected in these statements. A number of factors could cause differences. These include weakness in consumer demand for products sold by the Company, fashion trends that affect the sales or product margins of the Company's retail product offerings, changes in buying patterns by significant wholesale customers, disruptions in product supply or distribution, further unfavorable trends in foreign exchange rates and other factors affecting the cost of products, changes in business strategies by the Company's competitors, the Company's ability to open, staff and support additional retail stores on schedule and at acceptable expense levels and to renew leases in existing stores on schedule and at acceptable expense levels, variations from expected pension-related charges caused by conditions in the financial markets, and the outcome of litigation and environmental matters involving the Company. Forward-looking statements reflect the expectations of the Company at the time they are made. The Company disclaims any obligation to update such statements.

            The Company's live conference call on August 21, 2003, at 10:00 a.m. (Central time) may be accessed through the Company's internet website, www.genesco.com. The Company expects to discuss results from the second quarter, and its current expectations for the third quarter and fiscal year ending January 31, 2004, during the call. To listen live, please go to the website at least 15 minutes early to register, download and install any necessary software.

            Genesco, based in Nashville, sells footwear and accessories in more than 1,000 retail stores in the U.S., principally under the names Journeys, Journeys Kidz, Johnston & Murphy, Jarman and Underground Station, and on internet websites www.journeys.com and www.johnstonmurphy.com. The Company also sells footwear at wholesale under its Johnston & Murphy brand and under the licensed Dockers brand. Additional information on Genesco and its operating divisions may be accessed at its website www.genesco.com.

                                                                         TABLE 1

                                  GENESCO INC.

CONSOLIDATED EARNINGS SUMMARY


                                                                Three Months Ended                Six Months Ended
                                                           -----------------------------    -----------------------------
                                                             AUGUST 2,        August 3,       AUGUST 2,        August 3,
In Thousands                                                   2003             2002            2003             2002
                                                           ------------     ------------    ------------     ------------
Net sales                                                  $    179,478     $    174,842    $    372,224     $    365,435
Cost of sales                                                    95,989           91,991         200,643          192,436
Selling and administrative expenses                              80,271           74,666         160,924          149,892
Restructuring adjustment (gain)                                    (139)              --            (139)              --
                                                           ------------     ------------    ------------     ------------
Earnings from operations before interest  and other               3,357            8,185          10,796           23,107
Loss on early retirement of debt                                  2,581               --           2,581               --
Interest expense, net*                                            2,149            1,922           4,181            3,594
                                                           ------------     ------------    ------------     ------------
PRETAX EARNINGS (LOSS)                                           (1,373)           6,263           4,034           19,513
Income tax expense (benefit)                                       (482)           2,300           1,588            7,348
                                                           ------------     ------------    ------------     ------------
NET  EARNINGS (LOSS)                                       $       (891)    $      3,963    $      2,446     $     12,165
                                                           ============     ============    ============     ============


EARNINGS PER SHARE INFORMATION


                                                              Three Months Ended                  Six Months Ended
                                                           -----------------------------    ----------------------------
                                                             AUGUST 2,        August 3,      AUGUST 2,       August 3,
In Thousands (except per share amounts)                        2003             2002           2003             2002
                                                           ------------     ------------    ------------    ------------

Preferred dividend requirements                            $         73     $         74    $        147    $        148

Average common shares - Basic EPS                                21,754           21,914          21,748          21,895

Basic net earnings (loss) per share                        $      (0.04)    $       0.18    $       0.11    $       0.55

Average common and common
    equivalent shares - Diluted EPS                              21,754           22,416          22,041          27,318

Diluted net earnings (loss) per share                      $      (0.04)    $       0.17    $       0.10    $       0.51


* Includes $0.2 million additional net interest expense due to early retirement of debt.

                                  GENESCO INC.

CONSOLIDATED EARNINGS SUMMARY



                                                Three Months Ended                 Six Months Ended
                                            -----------------------------     -----------------------------
                                              AUGUST 2,        August 3,       AUGUST 2,        August 3,
In Thousands                                    2003             2002            2003              2002
                                            ------------     ------------     ------------     ------------

Sales:
    Journeys                                $     97,474     $     91,681     $    196,189     $    183,155
    Underground Station/Jarman Group              30,722           30,183           65,295           63,382
    Johnston & Murphy                             39,392           39,541           79,608           81,906
    Dockers                                       11,821           13,437           31,010           36,992
    Corporate and Other                               69               --              122               --
                                            ------------     ------------     ------------     ------------
    NET SALES                               $    179,478     $    174,842     $    372,224     $    365,435
                                            ============     ============     ============     ============
Pretax Earnings (Loss):
    Journeys                                $      6,711     $      7,497     $     12,274     $     15,700
    Underground Station/Jarman Group                 231            1,153            1,791            3,803
    Johnston & Murphy                                174            1,365            1,974            5,472
    Dockers                                         (263)           1,325            2,290            4,112
    Corporate and Other*                          (3,496)          (3,155)          (7,533)          (5,980)
                                            ------------     ------------     ------------     ------------
    Operating income                               3,357            8,185           10,796           23,107
    Loss on early retirement of debt               2,581               --            2,581               --
    Interest, net                                  2,149            1,922            4,181            3,594
                                            ------------     ------------     ------------     ------------
TOTAL PRETAX EARNINGS (LOSS)                      (1,373)           6,263            4,034           19,513
Income tax expense (benefit)                        (482)           2,300            1,588            7,348
                                            ------------     ------------     ------------     ------------
NET EARNINGS (LOSS)                         $       (891)    $      3,963     $      2,446     $     12,165
                                            ============     ============     ============     ============

* Includes a $0.1 million restructuring adjustment in the second quarter and six months of Fiscal 2004 and $0.5 million of professional fees and severance charges in the second quarter and six months of Fiscal 2003.

                                  GENESCO INC.


CONSOLIDATED BALANCE SHEET


                                                             AUGUST 2,       August 3,
In Thousands                                                   2003            2002
                                                           ------------    ------------
ASSETS
Cash and short-term investments                            $     32,968    $     32,214
Accounts receivable                                              14,579          16,785
Inventories                                                     213,440         202,062
Other current assets                                             24,910          26,670
                                                           ------------    ------------
Total current assets                                            285,897         277,731
                                                           ------------    ------------
Plant, equipment and capital leases                             125,865         128,617
Other non-current assets                                         24,507          13,314
Non-current assets of discontinued operations*                       --           1,085
                                                           ------------    ------------
TOTAL ASSETS                                               $    436,269    $    420,747
                                                           ============    ============
LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable                                           $     80,074    $     82,305
Other current liabilities                                        36,750          35,899
                                                           ------------    ------------
Total current liabilities                                       116,824         118,204
                                                           ------------    ------------
Long-term debt                                                   86,275         103,271
Other long-term liabilities                                      47,317          24,565
Shareholders' equity                                            185,853         174,707
                                                           ------------    ------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                 $    436,269    $    420,747
                                                           ============    ============

*    Non-current assets of discontinued operations include Volunteer Leather.

                                                                         TABLE 2

                                  GENESCO INC.


RETAIL UNITS OPERATED - SIX MONTHS ENDED AUGUST 2, 2003



                                      BALANCE                                                          BALANCE
                                      02/01/03         OPEN         CONVERSIONS         CLOSE         08/02/03
                                    ------------    ------------    ------------     ------------    ------------
Journeys                                     614              28               0                1             641
    Journeys                                 579              25               0                1             603
    Journeys Kidz                             35               3               0                0              38
Underground Station/Jarman Group             229              10               0                4             235
    Underground Station                      114              10               3                2             125
    Jarman Retail                            115               0              (3)               2             110
Johnston & Murphy                            148               4               0                0             152
    Shops                                    115               2               0                0             117
    Factory Outlets                           33               2               0                0              35
                                    ------------    ------------    ------------     ------------    ------------
Total Retail Units                           991              42               0                5           1,028
                                    ============    ============    ============     ============    ============


RETAIL UNITS OPERATED - THREE MONTHS ENDED AUGUST 2, 2003


                                      BALANCE                                                          BALANCE
                                      05/03/03         OPEN         CONVERSIONS         CLOSE         08/02/03
                                    ------------    ------------    ------------     ------------    ------------
Journeys                                     631              10               0                0             641
    Journeys                                 594               9               0                0             603
    Journeys Kidz                             37               1               0                0              38
Underground Station/Jarman Group             236               2               0                3             235
    Underground Station                      122               2               3                2             125
    Jarman Retail                            114               0              (3)               1             110
Johnston & Murphy                            150               2               0                0             152
    Shops                                    116               1               0                0             117
    Factory Outlets                           34               1               0                0              35
                                    ------------    ------------    ------------     ------------    ------------
Total Retail Units                         1,017              14               0                3           1,028
                                    ============    ============    ============     ============    ============


CONSTANT STORE SALES


                                                        Three Months Ended                Six Months Ended
                                                    ----------------------------     ----------------------------
                                                      AUGUST 2,      August 3,        AUGUST 2,       August 3,
                                                        2003            2002            2003            2002
                                                    ------------    ------------     ------------    ------------

Journeys                                                      -1%            -3%              -2%             -3%
Underground Station/Jarman Group                              -3%            20%              -2%             19%
    Underground Station                                        9%            19%               8%             17%
    Jarman Retail                                            -14%            20%             -12%             20%
Johnston & Murphy                                              2%            -2%              -3%              0%
    Shops                                                      1%            -1%              -3%             -1%
    Factory Outlets                                            8%            -4%               0%              2%
                                                    ------------    ------------     ------------    ------------
Total Constant Store Sales                                    -1%             1%              -2%              2%
                                                    ============    ============     ============    ============

                                                                         TABLE 3

                                  GENESCO INC.
   RECONCILIATION OF ACTUAL EPS TO EPS EXCLUDING REDEMPTION RELATED EXPENSES
                      SECOND QUARTER ENDED AUGUST 2, 2003
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                                Earnings           Shares              EPS
                                                                              -------------     -----------        -----------

Net loss as reported                                                          $        (891)
Dividends                                                                               (73)
                                                                              -------------
Loss available to common shareholders                                         $        (964)
                                                                              -------------

Shares as reported                                                                                    21,754
Diluted EPS as reported                                                                                            $     (0.04)

Adjustments: (net of tax)
  Loss on early retirement of debt                                            $       1,600                        $      0.07
  Additional net interest during 30-day call period                                     128                        $      0.01
                                                                              -------------                        -----------
  Total adjustments, net of tax                                               $       1,728                        $      0.08
                                                                              -------------                        -----------

Adjusted earnings available to common shareholders                            $         764
                                                                              =============
Adjusted shares for earnings*                                                                         22,074
Adjusted diluted EPS                                                                                               $      0.03
                                                                                                                   ===========


* Shares include options of 320 that were excluded from the loss per share calculation.